UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

WESTSTAR FINANCIAL SERVICES CORPORATION
(Name of registrant as specified in its charter)

______________________________________________________________________________
(Name of person(s) filing proxy statement, if other than the registrant)
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WESTSTAR FINANCIAL SERVICES CORPORATION
79 Woodfin Place
Asheville, North Carolina 28801
(828) 252-1735

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

and

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held
June 29, 2010

NOTICE is hereby given that the annual meeting of shareholders of Weststar Financial Services Corporation (the “Company”) will be held as follows:

Place:	Renaissance Asheville Hotel
31 Woodfin Street
Asheville, North Carolina 28801

Date:	June 29, 2010

Time:	3:00 p.m.
The purposes of the meeting are as follows:

1.           To elect three members of the board of directors for three-year terms

2.   To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010

3.           To transact any other business that may properly come before the meeting

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of proxy materials on the internet.  You may access our proxy statement, notice of meeting and annual report at http://www.bankofasheville.com/noticeandaccess.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

By Order of the Board of Directors

/s/ Randall C. Hall

Randall C. Hall
Executive Vice President, Chief Financial Officer, and Secretary
May 20, 2010

WESTSTAR FINANCIAL SERVICES CORPORATION
79 Woodfin Place
Asheville, North Carolina 28801
(828) 252-1735
_________________________

PROXY STATEMENT
_________________________

Mailing Date: On or about May 20, 2010

ANNUAL MEETING OF SHAREHOLDERS

To Be Held
June 29, 2010

General

This proxy statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the board of directors of Weststar Financial Services Corporation (the “Company”) for the 2010 annual meeting of shareholders of the Company to be held at the Renaissance Asheville Hotel, 31 Woodfin Street, Asheville, North Carolina 28801, at 3:00 p.m. on June 29, 2010, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the annual meeting are Patricia P. Grimes, Randall C. Hall, and Carol L. King. Shares represented by each appointment of proxy, which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the three nominees for director named in proposal 1 and FOR proposal 2. If, at or before the time of the annual meeting, any nominee named in proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Randall C. Hall, secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the annual meeting and announcing his or her intention to vote in person.

Authorization to Vote on Adjournment and Other Matters

Unless the secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions that may come before the annual meeting. For example, this authority could be used to adjourn the annual meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against the proposals will not be used to adjourn the annual meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this proxy statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone, without additional compensation, by the officers, directors and employees of the Company and its wholly owned subsidiary, Bank of Asheville (the “Bank”).

Record Date

The close of business on April 30, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 9,000,000 shares are authorized, and preferred stock, no par value, of which 1,000,000 shares are authorized. At March 31, 2010, there were 2,165,517 shares of common stock and no shares of preferred stock outstanding. There were approximately 800 holders of record of the Company’s common stock on this date.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share of common stock held of record on the record date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the annual meeting.

A majority of the shares of the Company’s common stock issued and outstanding on the record date must be present in person or by proxy to constitute a quorum for the conduct of business at the annual meeting.

Assuming a quorum is present, in the case of proposal 1, the three nominees receiving the greatest number of votes shall be elected. Abstentions and broker non-votes will have no effect.

In the case of proposal 2, for such proposal to be approved, the proposal must be approved by a majority of the shares actually voted on such proposal. Abstentions and broker non-votes will have no effect.

Ownership of Voting Securities

As of March 31, 2010, no shareholder known to management owned more than 5% of the Company’s common stock, except those listed below.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(3)
Jacob O. Kamm II 315 Appleblossom Lane Bay Village, OH 44140	205,871(1)(2)	9.51%
Oberalpen Capital, Ltd. 315 Appleblossom Lane Bay Village, OH 44140	189,765	8.76%

  _________________________

(1)	Includes 189,765 shares owned of record by Oberalpen Capital, Ltd., Bay Village, OH, which Mr. Kamm may be deemed to own beneficially as principal of Oberalpen Capital, Ltd.

(2)	Based on information contained in Schedule 13G/A filed with the Securities and Exchange Commission on January 4, 2010, by Oberalpen Capital, Ltd., and Jacob O. Kamm II as joint filers.

(3)	The calculation of the percentage of class beneficially owned is based on a total of 2,165,517 shares of common stock outstanding as of March 31, 2010.

As of March 31, 2010, the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)	PERCENT OF CLASS(3)
W. Edward Anderson Asheville, NC	91,423(4)	4.20
M. David Cogburn, MD Asheville, NC	55,098(5)	2.53
Steven D. Cogburn Asheville, NC	7,520(6)	0.35
G. Gordon Greenwood Asheville, NC	97,348	4.34

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)	PERCENT OF CLASS(3)
Patricia P. Grimes Asheville, NC	5,748	0.27
Randall C. Hall Asheville, NC	53,409	2.44
John R. Hamrick Asheville, NC	178	0.01
Darryl J. Hart Asheville, NC	35,407	1.62
Carol L. King Asheville, NC	45,705(7)	2.09
Stephen L. Pignatiello Asheville, NC	50,476(8)	2.33
Laura A. Webb Asheville, NC	29,936(9)	1.38
David N. Wilcox Asheville, NC	43,510	2.01
All Directors and Executive Officers as a Group (12 persons)	515,758	22.00
_________________________

(1)
Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned.

(2)
Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Mr. Anderson – 11,223 shares; Dr. Cogburn – 10,975 shares; Mr. Greenwood – 78,407 shares; Mr. Hall – 27,066 shares; Mr. Hart – 19,385 shares; Ms. King – 20,385 shares; and Ms. Webb – 10,975 shares.

(3)
The calculation of the percentage of class beneficially owned by each individual and the group is based on a total of 2,165,517 shares of common stock outstanding as of March 31, 2010, and the number of options capable of being exercised by each person or the group within 60 days of March 31, 2010.

(4)           Includes 18,955 shares owned by a business Mr. Anderson controls.

(5)	Includes 236 shares owned by Dr. Cogburn’s spouse individually and 570 shares held by Dr. Cogburn as custodian.

(6)           Includes 570 shares held by Mr. Cogburn as custodian.

(7)           Includes 260 shares held by Ms. King as custodian.

(8)           Includes 14,560 shares held by Mr. Pignatiello as custodian.

(9)           Includes 2,350 shares owned by Ms. Webb’s spouse individually.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the best knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

The bylaws of the Company provide that its board of directors shall consist of between eight (8) and twelve (12) members, as determined by the board of directors or the shareholders, and, if there are nine (9) or more directors, that they shall be classified into three groups with staggered terms of three (3) years in as equal numbers as possible. The board of directors has set the number of directors of the Company at ten (10). The following directors whose terms expire at the annual meeting have been renominated to three-year terms by the nominating committee of the board of directors:

Name and Age	Position Held	Director Since	Principal Occupation and Business Experience During the Last Five Years
W. Edward Anderson (73)	Director	1997
Owner and Manufacturing Manager, Eco-Panels, LLC (manufacturer of structural insulated panels), 2007–Present; Retired Plant Manager, Continental Teves, Asheville, NC (manufacturer of brake systems and components)

G. Gordon Greenwood (63)	President, CEO and Director	2000	President and Chief Executive Officer of the Company and the Bank, 2000–Present
Darryl J. Hart (48)	Director	1997	Vice President and General Manager, Hart Funeral Services, Inc., Asheville, NC, 1985–Present

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE THREE NOMINEES FOR DIRECTOR OF THE COMPANY FOR TERMS OF THREE YEARS.

Incumbent Directors

The Company’s board of directors includes the following directors whose terms will continue after the annual meeting. Each of the three nominees listed above and the incumbent directors listed below also serve as directors of the Bank.

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During the Last Five Years
M. David Cogburn, MD (54)	1999	2012	President, Carolina Mountain Dermatology, P.A., Arden, NC, 1986–Present
Steven D. Cogburn (53)	2003	2012	Buncombe County Clerk of Superior Court, Asheville, NC, 2008–Present; Partner, Cogburn & Brazil, P.A. (law firm), 2004–2008
Patricia P. Grimes (57)	2003	2011	Dealer Operator and General Manager, Harry’s On The Hill, LLC, 2009–Present; General Manager, Harry’s Cadillac Pontiac GMC Truck Co., Inc., 1996–2009
Carol L. King (64)	1997	2011	CPA and President, Carol L. King & Associates, P.A., Asheville, NC, 1991–Present; Financial Advisor, WNC Wealth Management, LLC, 2008–Present
Stephen L. Pignatiello (50)	1997	2012	President, P. Comms International, LLC, Asheville, NC (wine importer), 1999–Present; President, The Wine Connection Corp., 2006–Present
Laura A. Webb (50)	1999	2012	President, Webb Investment Services, Inc., Asheville, NC; Chairman of the Board, R. Stanford Webb Agency, Asheville, NC (insurance agency)
David N. Wilcox (49)	1997	2011
Vice President, Tower Associates, Inc., Asheville, NC (commercial building owner and operator), 2007–Present; Financial Consultant, Hilliard Lyons, Inc., Asheville, NC, 2004–2007; Vice President, Wilcox Travel Agency, Inc., Asheville, NC 1984–2004

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors should serve as a director of the Company is presented below. Each of these directors brings a unique perspective and set of  qualifications to the board. Many are natives of western North Carolina and are connected to the local community and our market area through their professional pursuits and civic involvement. Many of the Company’s directors have attended the North Carolina Bank Directors’ College, a program initiated by the North Carolina Office of the Commissioner of Banks to keep bank directors current on key banking issues.

W. Edward Anderson. Mr. Anderson served as a corporate executive and has extensive experience in management and auditing. He is retired from Continental Teves, a manufacturer of brake systems and components, and was responsible for site selection, build-up, and management of four large manufacturing facilities. He is currently an owner and manufacturing manager for Eco-Panels, LLC, a manufacturer of structural insulated panels. Mr. Anderson is one of the original organizers of the Bank, has served as chair of the audit committee since 1997, and previously served as chairman of the board of directors. Mr. Anderson has also attended the North Carolina Bank Directors’ College. He is an active civic leader and has served on numerous local nonprofit boards.

M. David Cogburn, MD. Dr. Cogburn founded Carolina Mountain Dermatology, P.A., in 1986. He attended the University of North Carolina at Asheville and East Carolina University School of Medicine. He completed an internship in internal medicine at Shands Hospital in Jacksonville, Florida, and a dermatology residency at Lloyd Nolan Hospital and Health Clinics in Birmingham, Alabama, and the North Carolina Memorial Hospital in Chapel Hill, North Carolina. Dr. Cogburn serves on the board of trustees of the University of North Carolina at Asheville and is a former director, vice-chair, and chairman of the UNC-Asheville foundation.

Steven D. Cogburn. Mr. Cogburn is an attorney currently serving as clerk of superior court of Buncombe County, North Carolina. As clerk, Mr. Cogburn is responsible for all administrative, clerical, and recordkeeping functions of the district and superior courts. He also serves as judge of probate, with jurisdiction over matters relating to the probate of wills and the administration of estates. He presides over a wide variety of other legal matters, including adoptions and guardianship proceedings. Prior to his election as clerk of superior court, Mr. Cogburn was engaged in private law practice.

G. Gordon Greenwood. Mr. Greenwood has been president and chief executive officer of the Company and the Bank since 2000. He has a background in commercial lending and his banking experience spans forty years in the Bank’s market area. He has extensive knowledge of the local market and is involved with the community. He is currently serving on the North Carolina State Board of Community Colleges. Mr. Greenwood has attended the North Carolina Bank Directors’ College.

Patricia P. Grimes. Ms. Grimes is an experienced business manager with knowledge of the Bank’s market area. She has been a general manager with Harry’s on the Hill—a General Motors automobile franchise—since 1996. She has been a director of the Company since 2003 and also serves on the board of the United Way of Asheville and Buncombe County. Ms. Grimes has attended the North Carolina Bank Directors’ College.

Darryl J. Hart. Mr. Hart has been a director of the Bank since its inception and has served on the Company’s board since it was established in 2000 and is currently vice chairman of the board. He has also attended the North Carolina Bank Directors’ College. He is a leader in the local African American community and a local small business leader, having served as vice president and general manager of Hart Funeral Services, Inc. since 1985. He sits on numerous local boards, including Mission Hospitals, Eagle Market Streets Development Corporation, Asheville Housing Authority, A-B Tech Community College Foundation, United Way of Asheville and Buncombe County, and the Better Business Bureau.

Carol L. King. Ms. King is a certified public accountant and founder and president of Carol L. King & Associates, P.A. Her firm services the needs of business owners and individuals in the Asheville area and beyond. Ms. King has been a director of the Bank since it began in 1997 and of the Company since it was established in 2000 and has attended the North Carolina Bank Directors’ College. She currently serves on the audit committee and is considered an “audit committee financial expert” due to her background and professional experience in accounting and finance.

Stephen L. Pignatiello. Mr. Pignatiello was one of the founding directors of the Bank and currently serves as chairman of the board. He has attended the North Carolina Bank Directors’ College. Mr. Pignatiello is a certified sommelier and founder and president of P. Comms International, LLC. His company imports wines from the Burgundy region of France and serves a wide variety of clients, including The Grove Park Inn Resort and Spa, the Ritz-Carlton (Buckhead) in Atlanta, Georgia, The Cloister on Sea Island, the Woodlands Resort and Inn in Summerville, South Carolina, and Augusta National Golf Club.

Laura A. Webb. Ms. Webb is chairman of the board of R. Stanford Webb Agency and president of Webb Investment Services, Inc. She is a graduate of the University of North Carolina at Chapel Hill with a degree in business administration. She has over 26 years of experience in the financial services area. Before launching Webb Investment Services in 1995, she was a regional vice president for Eagle Asset Management and the department head of asset management services for FSC Securities. She is a certified financial planner with expertise in wealth management and providing solution-oriented investment advisory services. Ms. Webb is active in community organizations including the Community Foundation of Western North Carolina, and has served on the boards of Riverlink (nonprofit group focusing on revitalization of the French Broad River) and the Asheville Area Chamber of Commerce.

David N. Wilcox. Mr. Wilcox has a wide variety of business experience in the Asheville area. He is currently vice president of Tower Associates, Inc., owner and operator of a multi-tenant building in downtown Asheville. He was previously a financial adviser with Hilliard Lyons and holds a series 7 and a series 66 securities license. Mr. Wilcox was a founding director of the Bank, served as chairman of the board from 2006 until 2009, and has attended the North Carolina Bank Directors’ College.

Director Independence

With the exception of Mr. Greenwood, each member of the Company’s board of directors is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the board considered all insider transactions with directors for the provision of goods or services to the Company. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

One family relationship on the board of directors exists. M. David Cogburn, MD, and Steven D. Cogburn are brothers.

No director is a director of any other corporation with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Board Leadership Structure and Role in Risk Oversight

The board of directors is led by a chairman. At present, the positions of principal executive officer and chairman are held by different persons. The board does not have a formal policy as to whether the roles of chairman and principal executive officer should be separate. At this time, the board has determined that separating these roles and having an independent director serve as chairman of the board is in the best interests of the Company and its shareholders. The board believes this division of responsibility facilitates communication between the board and executive management and is appropriate given the legal and regulatory requirements applicable to the Company.

Under North Carolina law, the board of directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the audit committee and the compensation committee, as described below, as well as other committees. The loan committee, with the input of the senior credit officer, is responsible for oversight of credit risk and lending policies. The asset-liability committee is responsible for oversight of interest rate risk and liquidity risk. Given the important role of information technology in the Company’s operations and customer service, the board has established an information technology committee to monitor risks associated with the Company’s information technology systems. These committees meet regularly and provide reports of their activities and conclusions to the full board, which is responsible for reviewing and ratifying the actions of the committees.

Meetings and Committees of the Board of Directors

The Company’s board of directors held 12 regular meetings in 2009. All directors attended 75% or more of the aggregate number of meetings of the board of directors and any committees on which he or she served with the exception of Mr. Hart, who was absent from certain meetings due to business conflicts. The board of directors intends to meet monthly in 2010.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Nine of the Company’s ten directors attended the 2009 annual meeting of shareholders.

The board of directors has appointed several standing committees including an audit committee, compensation/nominating committee and executive committee. During 2009, the audit committee met four times, the compensation/nominating committee met three times and the executive committee met twice. These committees intend to continue to meet as needed during 2010.

The composition of each of the committees of the board of directors is as follows:

Audit Committee	Compensation/Nominating Committee	Executive Committee
W. Edward Anderson M. David Cogburn, MD Patricia P. Grimes Carol L. King Laura A. Webb	Steven D. Cogburn G. Gordon Greenwood* Darryl J. Hart Stephen L. Pignatiello Laura A. Webb David N. Wilcox	Steven D. Cogburn G. Gordon Greenwood Darryl J. Hart Stephen L. Pignatiello Laura A. Webb David N. Wilcox
* Non-voting advisory member

Compensation/Nominating Committee

The Company’s standing compensation/nominating committee fulfills the duties of the nominating committee. The duties of the nominating committee are: (i) to assist the board, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the board the director nominees for the next annual meeting of shareholders; (ii) to assist the board in the event of any vacancy on the board by identifying individuals qualified to become board members, and to recommend to the board qualified individuals to fill any such vacancy; and (iii) to recommend to the board, on an annual basis, director nominees for each committee of the board.

The Company is not a member of any securities exchange, however, the committee members are “independent” as defined by Nasdaq listing standards. The bylaws of the Company state that candidates may be nominated for election to the board of directors by the nominating committee or by any shareholder of the Company’s common stock. It is the policy of the nominating committee to consider all shareholder nominations. Shareholder nominations must be submitted to the nominating committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the board of directors and must be accompanied by each nominee’s written consent to serve as a director of the Company if elected. The bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company’s market area and have owned at least 1,000 shares of the Company’s common stock for a period of 12 months preceding the date of the nomination. In evaluating nominees for director, the nominating committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. Although there is not currently a formal policy requiring that the nominating committee consider diversity in its identification of nominees to the board of directors, the committee values diversity, including diversity of background, experience, and expertise. The board of directors has adopted a formal written nominating committee charter, which is available at www.bankofasheville.com.

The board of directors has also adopted a compensation committee charter that sets forth the powers and responsibilities of the committee. The compensation committee charter is available at www.bankofasheville.com.

In order to determine the elements and levels of the Company’s director compensation and to gain an understanding of any trends impacting director compensation generally, the committee periodically gathers information on director compensation, including fees, stock options, and other benefits, from similarly situated financial institutions. This information is typically gathered by the president and chief executive officer at the request of the committee. The committee weighs this information and reviews the Company’s overall performance and makes recommendations regarding director compensation to the full board.

In order to assist it in determining the elements and levels of executive compensation, the committee obtains executive salary range data from John B. Kuhn and Associates, Charlotte, North Carolina, an independent third-party salary administration consulting firm. The committee assesses this information along with the Company’s performance in determining executive compensation. The committee does not otherwise delegate authority in connection with setting director and executive compensation. This consulting firm also assisted the committee in designing and helps administer a non-equity incentive plan for executive officers, which is described more fully on page 15.

Report of Audit Committee

The Company has a standing audit committee. The audit committee is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the internal audit programs of the Company and the Bank. The audit committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The audit committee has in place pre-approval policies and procedures that involve assessment of the performance and independence of the Company’s independent auditors, evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors. All audit, non-audit and tax services rendered by the Company’s independent auditors were subject to pre-approval by the audit committee and no such pre-approvals were waived.

During the course of its examination of the Company’s audit process in 2009, the audit committee reviewed and discussed the audited financial statements with management. The audit committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the audit committee received from Dixon Hughes PLLC written disclosures regarding their independence required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Dixon Hughes PLLC their independence with respect to the Company and the Bank.

Based on the review and discussions above, the audit committee: (i) recommended to the board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC; and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.

The audit committee has a written charter, which is reviewed by the committee for adequacy on an annual basis. A copy of the audit committee charter is available at www.bankofasheville.com.

The audit committee members are “independent” and financially literate as defined by the Nasdaq listing standards. The board of directors has determined that Carol L. King, CPA, a member of the audit committee, meets the SEC requirements for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised in the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Audit Fees

The aggregate fees billed by Dixon Hughes PLLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2009 and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2009 were $98,600. The aggregate fees billed by Dixon Hughes PLLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2008 and for the review of the financial statements included in the Company’s quarterly reports on Form 10-QSB during the fiscal year ended December 31, 2008 were $70,799.

Audit-Related Fees

The aggregate fees billed by Dixon Hughes PLLC for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements, but which are not included in audit fees disclosed above, were $2,815 and $5,153 for the fiscal years ended December 31, 2009 and 2008, respectively.

Tax Fees

The aggregate fees billed by Dixon Hughes PLLC for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2009 and 2008 were $13,350 and $12,562, respectively.

All Other Fees

There were no additional fees billed by Dixon Hughes PLLC during the fiscal year ended December 31, 2009 or the fiscal year ended December 31, 2008.

This report is submitted by the audit committee: W. Edward Anderson, M. David Cogburn, MD, Patricia P. Grimes, Carol L. King and Laura A. Webb.

Director Compensation

Directors received compensation of $300 for every board and committee meeting physically attended during the fiscal year ended December 31, 2009 and an annual retainer of $2,000. Mr. Greenwood does not receive the $2,000 annual retainer and does not receive the per-meeting fee.

The shareholders of the Company approved the Weststar Financial Services Corporation 2001 Nonqualified Stock Option Plan (the “2001 Nonqualified Option Plan”) at the 2001 annual meeting of shareholders pursuant to which options on 82,584 shares (as adjusted) of the Company’s common stock were made available for issuance to members of the Company’s board of directors. During 2001, options to purchase up to 82,584 shares (as adjusted) of the Company’s common stock were granted under the 2001 Nonqualified Option Plan, all of which have either been exercised or currently remain outstanding. No options were granted under the 2001 Nonqualified Option Plan during the fiscal year ended December 31, 2009.

The shareholders of the Company approved the Weststar Financial Services Corporation 2007 Nonstatutory Stock Option Plan (the “2007 Nonstatutory Option Plan”) at the 2007 annual meeting of shareholders pursuant to which options on 50,000 shares (as adjusted) of the Company’s common stock were made available for issuance to members of the Company’s board of directors. No options have been granted under the 2007 Nonstatutory Option Plan.

The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
W. Edward Anderson	$9,800	--	--	--	$9,800
M. David Cogburn, MD	7,100	--	--	--	7,100
Steven D. Cogburn	8,600	--	--	--	8,600
G. Gordon Greenwood	--	--	--	--	--	(2)
Patricia P. Grimes	7,700	--	--	--	7,700
Darryl J. Hart	7,100	--	--	--	7,100
Carol L. King	9,500	--	--	--	9,500
Stephen L. Pignatiello	8,900	--	--	--	8,900
Laura A. Webb	6,800	--	--	--	6,800
David N. Wilcox	9,800	--	--	--	9,800

  _________________________

(1)
At December 31, 2009, the following option awards were outstanding: Mr. Anderson – 11,223 shares; Dr. Cogburn – 10,975 shares; Mr. Greenwood – 78,407 shares; Mr. Hart – 19,385 shares; Ms. King – 20,385 shares; Mr. Pignatiello – 20,385 shares; Ms. Webb – 10,975 shares; and Mr. Wilcox – 20,385 shares.

(2)	Compensation paid to Mr. Greenwood in connection with his service as president and chief executive officer of the Company and the Bank is presented in the summary compensation table on page 16.

Indebtedness of and Transactions with Management

The Bank has had, and expects to have in the future, transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the board of directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and the Bank, Regulation O has been complied with in its entirety.

Executive Officers

Set forth below is certain information regarding the Company’s executive officers.

Name	Age	Position with the Company	Business Experience
G. Gordon Greenwood	63	Director, President and Chief Executive Officer	President and Chief Executive Officer of the Company and the Bank, 2000–Present
Randall C. Hall	44	Executive Vice President, Secretary and Chief Financial Officer	Executive Vice President, Secretary and Chief Financial Officer of the Company and the Bank, 1997–Present
John R. Hamrick	62	Senior Vice President and Senior Credit Officer	Senior Vice President and Senior Credit Officer of the Bank, 2005–Present; Branch Administrator/Regional Manager, South Trust Bank, 1993–2005

Executive Compensation

The Bank has entered into employment agreements with G. Gordon Greenwood as its president and chief executive officer, Randall C. Hall as its executive vice president and chief financial officer and John R. Hamrick as its senior credit officer. The employment agreements establish the duties and compensation of each of the officers and provide for the officers’ continued employment with the Bank.

Mr. Greenwood’s employment agreement provides for an initial term of three (3) years with renewal on each anniversary thereafter for an additional one-year term unless there is an affirmative decision not to renew the contract by the board of directors or by Mr. Greenwood. Mr. Hall’s employment agreement originally provided for an initial term of two (2) years with renewal at the end of the initial term and on each anniversary thereafter for an additional one-year term provided there was an affirmative decision to renew by the chief executive officer. Mr. Hamrick’s employment agreement originally provided for an initial term of one (1) year with renewal at the end of the initial term and on each anniversary thereafter for an additional one-year term provided there was an affirmative decision to renew by the chief executive officer.

Each of the employment agreements provides for an annual base salary and for participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the executive’s position or made available to all other employees. Annual salary increases are determined by the compensation committee and are based on past performance of the Company and data provided by an independent third-party consulting firm. The agreements also provide for bonus compensation in addition to base salary compensation. Bonus compensation is paid pursuant to a non-equity incentive plan, which measures the Company’s actual performance against budget in three categories. These categories are (i) total loans outstanding; (ii) total deposits; and (iii) net income as a percentage of the budget. Under the incentive plan, the default amount is 12% of the executive’s prior year salary. The actual bonus paid can range up to a maximum of 125% of the default amount. For example, a salary of $100,000 would yield a default amount of $12,000. If the executive were to achieve 125% of budget goals, the incentive bonus payment would be 125% of the $12,000 default amount, or $15,000. The executive is eligible to receive a bonus of 50% of the default amount, or $6,000 in the example, in the event that at least 90% of the total budget goals are achieved. No bonus is payable in the event that at least 90% of budget goals are not achieved.

In addition to salary and bonus compensation, Mr. Greenwood’s employment agreement entitles him to receive a 10-year annuity of $40,000 per year commencing on the date of his retirement. The present value of the estimated liability associated with this annuity, which was $279,196 at December 31, 2009, was accrued over the vesting period defined in the agreement. This benefit is now fully vested. The related expense (benefit) was $(16,327) for the year ended December 31, 2009. The Bank is the owner and beneficiary of a life insurance policy on this key employee, which will be used to fund the Bank’s liability under the annuity. The total net cash surrender value of this policy at December 31, 2009 was $360,659.

Each of the employment agreements provides that the officer may be terminated for “cause” as that term is defined in each employment agreement, following which the Bank has no continuing obligation to compensate the officer under the terms of the contract. The employmentagreements may also be terminated without “cause” prior to expiration of the applicable term. However, in the event that the Bank terminates an employment agreement without “cause” prior to expiration of the contract’s then current term, the officer is entitled to continue to receive compensation and other benefits through the then remaining term of the contract.

The employment agreements also provide “change in control” benefits for each of the officers. Under the terms of the “change in control” provisions, should the Bank terminate the officer’s employment other than for cause or disability within 24 months after a “change in control” or should the officer terminate his employment within such 24-month period because his compensation, benefits or responsibilities have been reduced, or his workplace location is moved outside of Asheville, North Carolina, then he shall receive a lump sum equal to 299% of his “base amount” as such term is defined in section 280G of the Internal Revenue Code of 1986, as amended. For purposes of the employment agreements, a “change in control” shall be deemed to have occurred upon (i) any person becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of the Bank representing 35% or more of the voting power of such entity’s then outstanding securities; (ii) the acquisition by any person in any manner of the ability to elect, or to control the election of, a majority of the directors of the Bank; (iii) the merger of the Bank into another entity or the merger of any entity into the Bank without such entity being the survivor; or (iv) the acquisition of substantially all of the assets of the Bank by another corporation (Mr. Greenwood’s employment agreement also includes within the definition of “change in control” any such events pertaining to the Company). As of December 31, 2009, the value of the lump sum payments that would have been payable to Messrs. Greenwood, Hall and Hamrick upon the occurrence of a “change in control” followed by a termination event were $558,881, $435,240 and $342,324, respectively.

The following table shows all cash and non-cash compensation paid to or received or deferred by G. Gordon Greenwood, Randall C. Hall and John R. Hamrick for services rendered in all capacities during the fiscal years ended December 31, 2009 and 2008. No other executive officer of the Company received compensation during 2009 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(1)	Total

G. Gordon Greenwood President and Chief Executive Officer	2009 2008	$190,382 180,040	-- --	-- --	-- $15,697	$19,035 18,961	$209,417 214,698
Randall C. Hall Executive Vice President, Chief Financial Officer and Secretary	2009 2008	$153,396 143,880	-- --	-- --	-- $12,132	$33,596 16,298	$186,992 172,310
John R. Hamrick Senior Credit Officer	2009 2008	$115,867 109,940	-- --	-- --	-- $10,240	$25,325 13,892	$141,192 134,072

_________________________

(1)
Includes 401(k) contributions and the dollar value of premiums paid on behalf of the namedofficers for group term life, health and dental insurance. For 2009, the amounts in this column also include special retention awards in the amount of $17,185 to Mr. Hall and $11,440 to Mr. Hamrick.

Stock Options

At the Company’s 2001 annual meeting, the shareholders approved the adoption of the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan, which provides for the issuance of incentive stock options to purchase up to 166,485 shares (as adjusted) of the Company’s common stock. At December 31, 2009, there were options to purchase 138,672 shares outstanding under the plan. Options to purchase 3,933 shares remained available for grant under the plan at December 31, 2009. There were no grants of incentive stock options during the fiscal year ended December 31, 2009.

At the Company’s 2007 annual meeting, the shareholders approved the adoption of the Weststar Financial Services Corporation 2007 Incentive Stock Option Plan, which provides for the issuance of incentive stock options to purchase up to 75,000 (as adjusted) shares of the Company’s common stock. No options have been granted from the 2007 Incentive Stock Option Plan.

The following table sets forth information regarding equity awards granted to the named executive officers that remained outstanding as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
G. Gordon Greenwood	78,407	-0-	-0-	$3.26	June 20, 2011
Randall C. Hall	27,066	-0-	-0-	$3.26	June 20, 2011
John R. Hamrick	-0-	-0-	-0-	--	--

401(k) Savings Plan

In 1998, the Bank adopted a tax-qualified 401(k) savings plan, which covers all current full-time employees and any new full-time employees who have completed 1,000 hours of service for the Bank. Since the Company has no employees who are not also employees of the Bank, the 401(k) savings plan also covers all employees of the Company. Under the savings plan, a participating employee may contribute up to $15,500 of his or her base salary on a tax-deferred basis through salary reduction as permitted under section 401(k) of the Internal Revenue Code of

1986, as amended. The Bank makes a minimum contribution equal to 3% of the participating employee’s pre-tax base salary with additional matching contributions equal to 50% of amounts over the initial 3% of pre-tax base salary contributed by the employee. The Bank’s total contribution is capped at 4% of the employee’s pre-tax base salary. A participant’s contributions and the Bank’s matching contributions under the savings plan are held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the savings plan, and becomes 100% vested in the account for the Bank’s matching contributions after completing five years of service with the Bank. The value of a participant’s accounts under the savings plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any reason, or becomes payable to a designated beneficiary upon a participant’s death. The savings plan also contains provisions for withdrawals in the event of certain hardships. A participant’s contributions, vested matching and profit sharing contributions of the Bank, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed the firm of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Dixon Hughes PLLC is expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

OTHER MATTERS

The board of directors knows of no other business that will be brought before the annual meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2011 ANNUAL MEETING

Shareholder Proposals for Inclusion in 2011 Proxy Statement. It is anticipated that the 2011 annual meeting will be held on a date during April 2011. Because the expected date for the 2011 annual meeting would represent a change of more than 30 days from the anniversary of the 2010 annual meeting, any shareholder proposal must be received by the Company at its main office by November 11, 2010, which the Company believes is a reasonable time prior to the printing and mailing of proxy materials for the 2011 annual meeting. Proposals should be sent to

Weststar Financial Services Corporation, Attn: Corporate Secretary, 79 Woodfin Place, Asheville, North Carolina 28801 and follow the procedures required by SEC Rule 14a-8.

Other Shareholder Proposals for Presentation at the 2011 Annual Meeting. If a proposal for the 2011 annual meeting is not intended to be included in the proxy statement for that meeting, the proposal must be received by the Company at its main office by January 25, 2011, for it to be timely received for purposes of the proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting. The Company believes this is a reasonable time to process such proposals prior to the printing and mailing of proxy materials for the 2011 annual meeting. Management proxies will have discretionary authority to vote on any proposals received after January 25, 2011.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by the SEC, the Company has furnished a Notice of Internet Availability of Proxy Materials to all shareholders and all shareholders will have the ability to access this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filled with the SEC, by logging on at http://www.bankofasheville.com/ noticeandaccess.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the board of directors, however, any shareholder may submit written communications to Randall C. Hall, Corporate Secretary, Weststar Financial Services Corporation, 79 Woodfin Place, Asheville, North Carolina 28801 whereupon such communications will be forwarded to the board of directors if addressed to the board of directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2009 ANNUAL REPORT ON FORM 10-K IS ATTACHED TO THIS PROXY STATEMENT. REQUESTS FOR ADDITIONAL COPIES SHOULD BE DIRECTED TO RANDALL C. HALL, CORPORATE SECRETARY, WESTSTAR FINANCIAL SERVICES CORPORATION, 79 WOODFIN PLACE, ASHEVILLE, NORTH CAROLINA 28801.

REVOCABLE PROXY

WESTSTAR FINANCIAL SERVICES CORPORATION
79 Woodfin Place
Asheville, North Carolina 28801

APPOINTMENT OF PROXY
SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Patricia P. Grimes, Randall C. Hall, and Carol L. King (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Weststar Financial Services Corporation (the “Company”) held of record by the undersigned on April 30, 2010, at the annual meeting of shareholders of the Company to be held at the Renaissance Asheville Hotel, 31 Woodfin Street, Asheville, North Carolina 28801, at 3:00 p.m. on June 29, 2010, and at any adjournments thereof.  The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect three directors of the Company for three-year terms or until their successors are duly elected and qualified.

____	FOR all nominees listed below	____	WITHHOLD AUTHORITY
	(except as indicated otherwise below)		to vote for all nominees listed below

NOMINEES
W. Edward Anderson
G. Gordon Greenwood
Darryl J. Hart

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.

____  FOR                ____  AGAINST                ____  ABSTAIN

3.
OTHER BUSINESS: On such other matters as may properly come before the annual meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY AND RETURN TO WESTSTAR FINANCIAL SERVICES CORPORATION.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE.  IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSAL 2.  IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE.  THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Date:	,2010

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction:  Please sign above exactly as your name appears on this appointment of proxy.  Joint owners of shares should both sign.  Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT:  TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
IN THE ENCLOSED ENVELOPE